Exhibit 99.7

COLLATERAL ASSIGNMENT OF CERTIFICATE OF DEPOSIT

This Collateral Assignment of Certificate of Deposit entered into as of this 30 day of April, 2012, by and between APH&R PROPERTY HOLDINGS, LLC (hereinafter referred to as “Borrower”) and Metro City Bank (hereinafter referred to as “Bank”):

W I T N E S S E T H :

WHEREAS, a Certificate of Deposit, Customer Number 410206, issued on April 26, 2012, titled in the name of Borrower, has been obtained by Borrower in the principal balance of $1,000,000.00 and is carried in depository Metro City Bank (“Depository”).

WHEREAS, Bank has agreed to make a loan in the amount of $3,425,500.00 (“Loan”) to Borrower, one of the conditions of which requires that Borrower assign its right, title and interest in said Certificate of Deposit as additional security for the promissory note (“Note”) evidencing the Loan .

NOW, THEREFORE, for and in consideration of the making of the loan to Borrower, $10.00 paid in hand and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower does hereby assign, transfer and set over unto Bank, with the right to reassign all its right, title and interest in and to the Certificate of Deposit, Instrument Number                           , carried in the Depository together with all monies due.  This assignment includes any and all substitutions, renewals and additions to the Certificate of Deposit.  This Collateral Assignment of Certificate of Deposit is made by Borrower to Bank upon the following terms, covenants, limitations and conditions:

1.                                       This Assignment is made to secure the Note which Borrower has executed to secure the Loan.

2.                                       This Assignment shall continue in effect until said loan has been paid in full and Bank notifies Borrower in writing of the release of the Assignment.

3.                                       This Assignment shall operate as security for the payment of any or all debts or liabilities of Borrower to Bank now in existence or hereafter contracted.

4.                                       Bank is hereby authorized to charge against the above Certificate of Deposit any notes held by Bank representing the unpaid balance and any installments thereof of the above-referenced loan to Borrower, including interest and costs, if such notes are declared in default or any installments of the notes are more than 30 days late.

5.                                       Bank shall not pay any portion of the balance to Borrower until the loan is fully satisfied, including any and all costs of collection.

6.                                       If default is declared of Bank in the payment or performance of the loan, then Bank shall have the option of charging against the Certificate of Deposit.

7.                                       Pursuant to Section 8.11 of the Loan Agreement executed of even date herewith, in the event Borrower is unable or unwilling to obtain SBA 504 permanent financing to pay down and/or replace this Loan, Bank shall have the right to pay down the Loan using all funds held within the Certificate of Deposit.

8.                                       Borrower and Bank shall not modify or terminate this Collateral Assignment of Certificate of Deposit unless in writing.

Signed, sealed and delivered in the presence of:	APH&R PROPERTY HOLDINGS, LLC

/s/ [Illegible]	By:	/s/ Christopher Brogdon	(L.S.)
Witness	Christopher F. Brogdon, Manager

[Seal]
Notary Public (affix seal and commission expiration date)

DEPOSITORY ACKNOWLEDGMENT OF ASSIGNMENT

The signature above of Christopher F. Brogdon compares correctly with our file.  The present balance in the above-referenced Certificate of Deposit is $1,000,000.00.  The above Assignment has been properly recorded upon our ledgers.

Signed, sealed and delivered in the presence of:	DEPOSITORY:

METRO CITY BANK
/s/ [Illegible]
Witness
	By:	/s/ Alison Kim
/s/ Eumean Eom		Name:	Alison Kim
Notary Public (affix seal and commission expiration date)		Title:	Lending Officer

[BANK SEAL]